UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 3, 2011

SRS LABS, INC.

(Exact name of registrant as specified in charter)

Delaware	0-21123	33-0714264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2909 Daimler Street Santa Ana, California	92705
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (949) 442-1070

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ulrich Gottschling, the Chief Financial Officer, Secretary and Treasurer of SRS Labs, Inc. (the “Company”), has resigned from those positions effective June 3, 2011 for personal reasons. Mr. Gottschling and the Company have entered into a separation agreement on June 2, 2011, pursuant to which Mr. Gottschling will continue to receive his base salary through November 30, 2011 and will be entitled to receive reimbursement of the premiums for his health coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) until the earlier of November 30, 2011 or such time as he becomes covered by another group health plan.  The separation agreement will become effective on June 10, 2011 if it has not been revoked prior to that time.  The separation agreement is attached hereto as an exhibit and is incorporated herein by reference. Mr. Gottschling has indicated that he has no disagreements with management.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description of Exhibit
10.1	Settlement Agreement and Release of All Claims dated June 2, 2011 by and between SRS Labs, Inc. and Ulrich Gottschling

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRS LABS, INC.,
a Delaware corporation

Dated: June 3, 2011	By:	/Thomas C.K. Yuen
Thomas C.K. Yuen
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Settlement Agreement and Release of All Claims dated June 2, 2011 by and between SRS Labs, Inc. and Ulrich Gottschling